UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

ZIMMER BIOMET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (574) 267-6131

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZBH	New York Stock Exchange
1.414% Notes due 2022	ZBH 22A	New York Stock Exchange
2.425% Notes due 2026	ZBH 26	New York Stock Exchange
1.164% Notes due 2027	ZBH 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreements with or Related to ZimVie Inc.

On March 1, 2022 (the “Distribution Date”), Zimmer Biomet Holdings, Inc. (the “Company”) completed the previously announced separation (the “Separation”) of its spine and dental businesses through the distribution by the Company of 80.3% of the outstanding shares of common stock of ZimVie Inc. (“ZimVie”) to the Company’s stockholders at the close of business on February 15, 2022 (the “Record Date”). The distribution was made in the amount of one share of ZimVie common stock for every ten shares of Company common stock (the “Distribution”) owned by the Company’s stockholders at the close of business on the Record Date.

On March 1, 2022, the Company and its subsidiaries entered into definitive agreements with ZimVie that, among other things, set forth the terms and conditions of the Separation and the Distribution. The agreements, which set forth the principles and actions taken or to be taken in connection with the Separation and the Distribution and provide a framework for the Company’s relationship with ZimVie from and after the Separation and the Distribution, include a Separation and Distribution Agreement (the “Separation Agreement”), a Tax Matters Agreement (the “Tax Matters Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”), a Transition Services Agreement (the “Transition Services Agreement”), an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”), a Stockholder and Registration Rights Agreement (the “Stockholder and Registration Rights Agreement”), a Transition Manufacturing and Supply Agreement (the “Transition Manufacturing and Supply Agreement”), a Reverse Transition Manufacturing and Supply Agreement (the “Reverse Transition Manufacturing and Supply Agreement”) and a Transitional Trademark License Agreement (the “Transitional Trademark License Agreement”), each dated as of March 1, 2022.

On February 25, 2022, the Company entered into a waiver (the “Five-Year Facility Waiver”) related to its existing Five-Year Revolving Credit Agreement, dated as of August 20, 2021, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2021 Five-Year Credit Agreement”), and a waiver (the “364-Day Facility Waiver”) related to its existing 364-Day Revolving Credit Agreement, dated as of August 20, 2021, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “2021 364-Day Credit Agreement”), in each case to permit the incurrence of debt and granting of liens by ZimVie and certain of its subsidiaries immediately prior to the Distribution Date and the completion of the Separation.

The descriptions included below of the Separation Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Intellectual Property Matters Agreement, the Stockholder and Registration Rights Agreement, the Transition Manufacturing and Supply Agreement, the Reverse Transition Manufacturing and Supply Agreement, the Transitional Trademark License Agreement, the Five-Year Facility Waiver and the 364-Day Facility Waiver do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 1.01.

Separation and Distribution Agreement

The Separation Agreement sets forth the Company’s agreements with ZimVie regarding the principal actions to be taken in connection with the Separation and the Distribution. It also sets forth other agreements that govern aspects of the Company’s relationship with ZimVie following the Separation and the Distribution. The Separation Agreement provides for, among other things, (i) the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of the Company and ZimVie as part of the Separation, (ii) cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the ZimVie businesses with ZimVie and financial responsibility for the obligations and liabilities of the Company’s remaining businesses with the Company, (iii) procedures with respect to claims subject to indemnification and related matters and governing the Company’s and ZimVie’s obligations and allocations of liabilities with respect to ongoing litigation matters and (iv) the allocation between the Company and ZimVie of rights and obligations under existing insurance policies with respect to occurrences prior to completion of the Distribution.

The Separation Agreement also provides that, in order to obtain certain requisite governmental approvals, or for other business reasons, following the Distribution Date, the Company and certain of its affiliates will continue to operate certain activities relating to the ZimVie businesses in certain jurisdictions until the requisite approvals have been received or the occurrence of all other actions permitting the legal transfer of such activities, and ZimVie will receive, to the greatest extent possible, all of the economic benefits and burdens of such activities.

Transition Services Agreement

Pursuant to the Transition Services Agreement, the Company and ZimVie will provide certain services to one another, on an interim, transitional basis following the Separation and the Distribution. The services to be provided will include certain regulatory services, commercial services, operational services, tax services, clinical affairs services, information technology services, finance and accounting services and human resource and employee benefits services. The agreed-upon charges for such services are generally intended to allow the providing company to recover all costs and expenses of providing such services. The Transition Services Agreement terminates on the expiration of the term of the last service provided thereunder, which will generally be no later than March 31, 2025. Subject to certain exceptions in the case of willful misconduct or fraud, the liability of each of the Company and ZimVie under the Transition Services Agreement for the services it provides will be limited to the aggregate service fees paid to it in the immediately preceding one-year period.

Tax Matters Agreement

The Tax Matters Agreement governs the respective rights, responsibilities and obligations of the Company and ZimVie after the Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

The Tax Matters Agreement also imposes certain restrictions on ZimVie and its subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution and certain related transactions. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, does not qualify as tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on the Company or ZimVie, as the case may be, that arise from the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement. However, if such failure was the result of any acquisition of ZimVie’s shares or assets, or of any of ZimVie’s representations, statements or undertakings being incorrect, incomplete or breached, ZimVie generally will be responsible for all taxes imposed as a result of such acquisition or breach.

Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefits obligations with respect to the current and former employees and non-employee directors of each party.

The Employee Matters Agreement provides that, except as otherwise specified, the Company is generally responsible for liabilities associated with employees who will remain employed by the Company and former employees whose last employment was with the Company’s businesses, and ZimVie is generally responsible for liabilities associated with employees who are or will be employed by ZimVie and former employees whose last employment was with the ZimVie businesses. The Employee Matters Agreement provides for the conversion of the outstanding awards granted under the Company’s equity compensation programs into adjusted awards relating to shares of Company and/or ZimVie common stock in a manner intended to preserve the aggregate intrinsic value of the original awards. The adjusted awards are subject to substantially the same terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original Company awards immediately before the Separation.

Intellectual Property Matters Agreement

Pursuant to the Intellectual Property Matters Agreement, the Company grants to ZimVie a non-exclusive, perpetual, royalty-free, fully paid-up, irrevocable, non-sublicensable license to use certain intellectual property rights retained by the Company, except that ZimVie will be permitted to sublicense ZimVie’s rights in connection with activities relating to the ZimVie businesses but not for independent use by third parties. ZimVie also grants back to the Company a non-exclusive, perpetual, royalty-free, fully paid-up, irrevocable, non-sublicensable (except as described below) license to continue to use all intellectual property rights owned by or transferred to ZimVie, except that the Company will be permitted to sublicense its rights in connection with activities relating to the Company’s and its affiliates’ retained businesses but not for independent use by third parties.

Transitional Trademark License Agreement

Pursuant to the Transitional Trademark License Agreement, the Company grants to ZimVie a non-exclusive, royalty-free, non-transferable, non-assignable, and worldwide license to use certain Company trademarks, corporate names and domain names for a transitional period following the Distribution. The license will allow ZimVie to continue using certain of the Company’s trademarks in order to provide sufficient time for ZimVie to rebrand or phase out its use of the licensed marks. the Company will also redirect certain licensed domain names to new domain names provided by ZimVie for a specific period of time. ZimVie agreed to use commercially reasonable efforts to remove and cease using the Company’s trademarks on any promotional or other publicly available materials, and will generally discontinue such use as soon as reasonably practicable.

Transition Manufacturing and Supply Agreement and Reverse Transition Manufacturing and Supply Agreement

Pursuant to the Transition Manufacturing and Supply Agreement and the Reverse Transition Manufacturing and Supply Agreement, ZimVie or Zimmer Inc., a wholly-owned subsidiary of the Company (“ZINC”), as the case may be, will manufacture or cause to be manufactured certain products for the other party, on an interim, transitional basis. Pursuant to such agreements, ZimVie or ZINC, as the case may be, will be required to purchase certain minimum amounts of products from the other party. The Transition Manufacturing and Supply Agreement and the Reverse Transition Manufacturing and Supply Agreement will terminate on the expiration of the term of the last product manufactured by ZimVie or ZINC, as the case may be, pursuant to such agreements, which will generally be no later than March 1, 2027.

Stockholder and Registration Rights Agreement

Pursuant to the Stockholder and Registration Rights Agreement, upon the request of the Company, ZimVie will use reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of ZimVie common stock retained by the Company. In addition, the Company agrees to vote any shares of ZimVie common stock that it retains after the Separation and the Distribution in proportion to the votes cast by ZimVie’s other stockholders. In connection with such agreement, the Company will grant ZimVie a proxy to vote the shares of ZimVie common stock retained by the Company in such proportion. Such proxy will be automatically revoked as to any particular share upon any sale or transfer of such share from the Company to a person other than the Company, and neither the voting agreement nor proxy will limit or prohibit any such sale or transfer.

Five-Year Facility Waiver and 364-Day Facility Waiver

The Five-Year Facility Waiver provides that any default or event of default that would arise as a result of the incurrence of debt and the granting of liens by ZimVie and certain of its subsidiaries while they remain subsidiaries of the Company on February 28, 2022, immediately prior to the completion of the Separation, is waived under the 2021 Five-Year Credit Agreement. The 364-Day Facility Waiver provides that any default or event of default that would arise as a result of the incurrence of debt and the granting of liens by ZimVie and certain of its subsidiaries while they remain subsidiaries of the Company on February 28, 2022, immediately prior to the completion of the Separation, is waived under the 2021 364-Day Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

At 12:01 a.m., Eastern Time, on the Distribution Date (the “Effective Time”), the Company effected the Distribution. The Distribution was made in the amount of one share of ZimVie common stock for every ten shares of Company common stock owned by the Company’s stockholders at the close of business on the Record Date. Fractional shares of ZimVie common stock were not delivered in the Distribution. Any fractional share of ZimVie common stock otherwise issuable to a Company stockholder will be sold in the open market, and such stockholder will receive a cash payment for the fractional share based on the stockholder’s pro rata portion of the net cash proceeds from sales of all fractional shares. As a result of the completion of the Distribution, ZimVie is now an independent public company trading under the symbol “ZIMV” on the Nasdaq Stock Market. The Company retained 19.7% of the outstanding shares of ZimVie common stock.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Five-Year Facility Waiver and 364-Day Facility Waiver” under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On March 1, 2022, the Company issued a press release announcing the completion of the Distribution. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.1	Tax Matters Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.2	Employee Matters Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.3	Transition Services Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.4	Intellectual Property Matters Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.5	Stockholder and Registration Rights Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.6	Transition Manufacturing and Supply Agreement, dated as of March 1, 2022, by and between Zimmer Inc. and ZimVie Inc.

10.7	Reverse Transition Manufacturing and Supply Agreement, dated as of March 1, 2022, by and between Zimmer Inc. and ZimVie Inc.

10.8	Transitional Trademark License Agreement, dated as of March 1, 2022, by and between Zimmer Biomet Holdings, Inc. and ZimVie Inc.

10.9	Waiver, dated as of February 25, 2022, by and between Zimmer Biomet Holdings, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.10	Waiver, dated as of February 25, 2022, by and between Zimmer Biomet Holdings, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press release, dated as of March 1, 2022, announcing completion of the Separation and the Distribution.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: March 1, 2022

ZIMMER BIOMET HOLDINGS, INC.

By:	/s/ Chad F. Phipps
Name:	Chad F. Phipps
Title:	Senior Vice President, General Counsel and Secretary